Independent Broker/Dealer

Schedule A To	The Following Selling Agreements:
Broker-Dealer Selling Agreement
Broker-Dealer Selling Agreement - Form A-2
Corporate Insurance Agent Selling Agreement - Form A-1
(Edition of May 2012)

Subject to the conditions and limitations of the Broker’s Selling Agreement, Broker is authorized to solicit applications for the following contracts issued by Penn Mutual (hereinafter referred to as “contracts”), prior to termination of Broker’s Selling Agreement. No fee shall be paid with respect to a purchase payment made after the Broker’s Selling Agreement has been terminated. Amounts transferred among contracts are not purchase payments within the meaning of the Broker’s Selling Agreement or this Schedule. No compensation shall be payable pursuant to this agreement which would be in excess of the limits of Section 4228 of the Insurance Law of the State of New York for the sale of insurance products. This Schedule replaces and supersedes any and all prior Schedules attached to the Broker’s Selling Agreement.

1. Survivorship Growth Variable Universal Life Policies

Broker shall receive compensation as follows with respect to a policy of Penn Mutual known as the Last Survivor Flexible Premium Adjustable Variable Life Insurance Policy (Policy Forms VALJ-01(S) and VALJ–01(U)), (a policy on any such form being hereinafter called a “Survivorship Growth Variable Universal Life Policy”), that is placed in force through Broker under this agreement. With respect to each Survivorship Growth Variable Universal Life Policy , Broker may elect to receive renewal compensation under Option 1 or 2. If no option is selected the default will be Option 1. Once each policy is issued, no changes will be permitted to the choice of compensation.

(a)	Basic First Year Compensation

A commission for the first policy year of 50% of A plus 2.0% of B where A is equal to the lesser of:

(i)	the premium paid in year 1 or

(ii)	the target premium for the policy, and B is equal to the excess of the premium paid in year 1 over A. Target premiums are maintained on file in Penn Mutual’s Home Office.

(b)	Renewal Compensation

Option 1. A fee for the second through fifteenth years equal to 2.0% of the premium paid for the policy year in question, and a fee for the sixteenth and later policy years equal to 1.2% of the premium paid for the policy year in question.

Option 2. A fee for the second through tenth policy years equal to 1.0% of the premium paid for the policy year in question, and no fee for the eleventh and later policy years. Additionally, for the second through tenth policy years, a fee equal to 0.008333% of the net policy value on each monthly anniversary. Monthly anniversary is defined as the day in each calendar month that is the same day of the month as the Policy Date. For the eleventh and later policy years, fee equal to 0.020833% of the net policy value on each monthly anniversary. Net policy value is as defined in the policy.

(c) In the case of an increase in the Specified Amount of insurance for Survivorship Growth Variable Universal Life Policy, a fee of 48% of C where:

C is equal to the lesser of:

(i) the premium paid in the twelve months following the effective date of the increase, or

(ii) the target premium for the amount of the increase.

Such fee shall be paid only once for each such increase. If the policy in question is lapsed, surrendered, or decreased during the first twelve months following the effective date of such increase, a prorata portion of the fee provided by this subsection shall be charged back against Broker, such prorating to be calculated on the basis of the Specified Amount before and after such lapse, surrender or increase.

(d) Where the agent or broker placing a Survivorship Growth Variable Universal Life Policy is no longer an agent or broker for Penn Mutual and Broker has been appointed by Penn Mutual and is acting as servicing agent, and only for that time period while Broker is and remains such servicing agent, Broker shall be entitled to compensation equal to the compensation, if any, which the original agent or broker would have been entitled to receive during such policy during that time period, reduced by any compensation payable during such time period to the original agent or broker.

(e) A percentage of total compensation (including expense allowance, if any) will be charged back for lapses, surrenders or if a policy is unwound during the first policy year and during the 12 policy months following an increase. The percentage is shown below and will vary depending on the policy month of lapse/surrender/unwind.

Month of Lapse/ Surrender/ Unwind	Chargeback Percentage
0-3	100%
4-6	75%
7-9	50%
10-12	25%

2. Diversified Growth Variable Universal Life Policies

Broker shall receive compensation as follows with respect to a policy of Penn Mutual known as the Diversified Growth Flexible Premium Adjustable Variable Universal Life Insurance Policy (Policy Forms VU-08(S) and VU-08(U)), (a policy on any such form being hereinafter called a “Diversified Growth VUL Policy”), that is placed in force through Broker under this agreement: With respect to each Diversified Growth VUL Policy, Broker may elect to receive renewal compensation under Option 1 or 2. If no option is selected the default will be Option 1. Once each policy is issued, no changes will be permitted to the choice of compensation.

(a)	Basic First Year Compensation

A commission for the first policy year equal to 53.5% of A plus 3.3% of B where

A is equal to the lesser of:

(i) the premium paid in year 1, or

(ii) the target premium for the policy, and

B is equal to the excess of the premium paid in year 1 over A. Target premiums are maintained on file in Penn Mutual’s Home Office.

(b)	Renewal Compensation

Option 1. A commission for the second through fifth years, and a fee for the sixth through fifteenth years, inclusive, equal to 3.0% of the premium paid for the policy year in question, and a fee for the sixteenth and later policy years equal to 1.2% of the premium paid for the policy year in question.

Option 2. A fee for the second through tenth years, inclusive, equal to 2.0% of the premium paid for the policy year in question and no fee for the eleventh and later policy years. Additionally, for the second through tenth policy years, a fee equal to 0.008333% of the net policy value on each monthly anniversary. Monthly anniversary is defined as the day in each calendar month that is the same day of the month as the Policy Date. For the eleventh and later policy years, fee equal to 0.020833% of the net policy value on each monthly anniversary. Net policy value is as defined in the policy.

(c)	In the case of an increase in the Specified Amount of insurance, a fee of 50.5% of C where:

C is equal to the lesser of:

(i) the premium paid in the twelve months following the effective date of the increase, or

(ii) the target premium for the amount of the increase.

Such fee shall be paid only once for each such increase. If the policy in question is lapsed, surrendered, or decreased during the first twelve months following the effective date of such increase, a prorata portion of the fee provided by this subsection shall be charged back against Broker, such prorating to be calculated on the basis of the Specified Amount before and after such lapse, surrender or increase.

(d) Where the agent or broker placing a Diversified Growth VUL Policy is no longer an agent or broker for Penn Mutual and Broker has been appointed by Penn Mutual and is acting as servicing agent, and only for that time period while Broker is and remains such servicing agent, Broker shall be entitled to compensation equal to the compensation, if any, which the original agent or broker would have been entitled to receive during such policy during that time period, reduced by any compensation payable during such time period to the original agent or broker.

(e)	Compensation Chargebacks

(1) All Policies:

A percentage of total compensation (including expense allowance, if any) will be charged back for lapses, surrenders or if a policy is unwound during the first policy year and during the 12 policy months following an increase. The percentage is shown below and will vary depending on the policy month of lapse/surrender/unwind.

Month of Lapse/ Surrender/ Unwind	Chargeback Percentage
0-3	100%
4-6	75%
7-9	50%
10-12	25%

(2) Policies with Endorsement – Business Accounting Benefit

A percentage of total compensation (including expense allowance, if any) will be charged back for lapses, surrenders or if a policy is unwound during the first three policy years and during the 12 policy months following an increase. The percentage is shown below for the first three policy years and will vary depending on the policy year of lapse/surrender/unwind.

Year of Lapse/ Surrender/ Unwind	Chargeback Percentage
1	100%
2	75%
3	50%

(f)	For Diversified Growth VUL Policies with a Cash Value Enhancement Rider (CVER):

(1)	Basic First Year Compensation

A commission for the first policy year equal to 15% of A plus 3.3% of B where A is equal to the lesser of:

(i) the premium paid in year 1, or

(ii) the target premium for the policy, and

B is equal to the excess of the premium paid in year 1 over A. Target premiums are maintained on file in Penn Mutual’s Home Office.

(2)	Renewal Compensation

Option 1. A commission for the second through fifth years equal to 15% of A plus a fee of 3.0% of B where A is equal to the lesser of:

(i) the premium paid in the year in question or

(ii) the target premium for the policy, and

B is equal to the excess of the premium paid in the year in question over A.

Additionally a fee for the sixth through fifteenth policy years equal to 3.0% of the premium paid for the policy year in question, and a fee for the sixteenth and later policy years equal to 1.2% of the premium paid for the policy year in question.

Option 2. A commission for the second through fifth years equal to 14% of A plus a fee of 2.0% of B where A is equal to the lesser of:

(i) the premium paid in the year in question or

(ii) the target premium for the policy, and

B is equal to the excess of the premium paid in the year in question over A.

Additionally a fee for the second through tenth policy years equal to 2.0% of the premium paid for the policy year in question, and no fee for the eleventh and later policy years. Additionally, for the second through tenth policy years, a fee equal to 0.008333% of the net policy value on each monthly anniversary. Monthly anniversary is defined as the day in each calendar month that is the same day of the month as the Policy Date. For the eleventh and later policy years, fee equal to 0.020833% of the net policy value on each monthly anniversary. Net policy value is as defined in the policy.

(3) Basic Compensation on Increases

In the case of an increase in the Specified Amount of insurance for Diversified Growth VUL Policy with CVER, a fee of 50.50% of C where:

C is equal to the lesser of:

(i) the premium paid in the twelve months following the effective date of the increase, or

(ii) the target premium for the amount of the increase.

Such fee shall be paid only once for each such increase. If the policy in question is lapsed, surrendered, or decreased during the first twelve months following the effective date of such increase, a prorated portion of the fee provided by this subsection shall be charged back against Broker, such prorating to be calculated on the basis of the Specified Amount before and after such lapse, surrender or increase.

(4) A percentage of total compensation (including expense allowance, if any) will be charged back for lapses, surrenders or if a policy is unwound during the 12 policy months following an increase. The percentage is shown below and will vary depending on the policy month of lapse/surrender/unwind.

Month of Lapse/ Surrender/ Unwind	Chargeback Percentage
0-3	100%
4-6	75%
7-9	50%
10-12	25%

3. Flexible Fixed Deferred Annuity Contracts

(a)	Where Broker has been appointed and is acting as servicing Broker for an individual fixed annuity known as the Flexible Fixed Deferred Annuity Contract (Policy Form FPDA-05 or any variation thereof), (a policy on any such form being hereinafter called a “Flexible Fixed Deferred Annuity Contract”), Broker shall receive a fee while this a for placing or servicing each Flexible Fixed Deferred Annuity Contract by selecting the fees under Option 1 or Option 2, as outlined below. If no option is selected, the default will be Option 1. Such fee shall be payable only if the purchase payment on which the fee is based is paid before termination of this agreement.

(b)	Option 1

(i) 5.5% of aggregate purchase payments in the year the contract is issued.

(ii) 4.50 % of aggregate purchase payment in the second and later contract years.

(c)	Option 2

(i) 3.0 % of aggregate purchase payments.

(ii) 0.500% of the Account Value, for the second and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the first Contract anniversary and payable at the end of each calendar quarter.

(d)	Compensation for Issue Ages 81-85 If the Issue Age of the Annuitant or Contractowner (other than the trustee of Qualified Plan) is age 81 or over on the date the Flexible Fixed Deferred Annuity Contract or Single Fixed Deferred Annuity Contract is issued, the fee set forth in the preceding paragraph shall not apply. Instead, the fee will be as follows:

Option 1.

(i) 2.75% of aggregate purchase payments in the year the contract is issued.

(ii) 2.25 % of aggregate purchase payment in the second and later contract years.

Option 2.

(i) 1.0% of aggregate purchase payments all contract.

(ii) 0.50% of the Account Value, for the second and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the first Contract anniversary and payable at the end of each calendar quarter.

4. Flexible Fixed Deferred Annuity Contracts Sold Under Spousal Continuation Endorsement

Where Broker has been appointed and is acting as servicing Broker for an individual fixed annuity known as the Flexible Fixed Deferred Annuity Contract (Policy Form FPDA-05 or any variation thereof), (a policy on any such form being hereinafter called a “Flexible Fixed Deferred Annuity Contract”), Broker shall receive a fee for placing or servicing each Flexible Fixed Deferred Annuity Contract issued under Penn Mutual’s Spousal Continuation Endorsement (hereinafter referred to as “ Flexible Fixed Deferred Annuity Contract (Spousal Continuation) Contract”) under Option 1, or 2 based on the election made for the deceased spouse’s contract. No changes will be permitted to the choice of compensation.

(a)	Option 1

(i)	3.1% of aggregate deposits, exclusive of the death benefit transferred from the deceased spouse’s original Flexible Fixed Deferred Annuity Contract or the Single Fixed Deferred Annuity Contract. Aggregate deposits in excess of $1,000,000 require a separate written agreement with Penn Mutual.

(ii)	0.15% of the Account Value for the first and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Flexible Fixed Deferred Annuity Contract or the Single Fixed Deferred Annuity Contract (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

(b)	Option 2

(i)	2.0% of aggregate deposits, exclusive of the death benefit transferred from the deceased spouse’s original Flexible Fixed Deferred Annuity Contract or the Single Fixed Deferred Annuity Contract. Aggregate deposits in excess of $1,000,000 require a separate written agreement with Penn Mutual.

(ii)	0.55% of the Account Value for the first and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Flexible Fixed Deferred Annuity Contract or the Single Fixed Deferred Annuity Contract (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

(c)	Compensation for Issue Ages 81-85 If the Issue Age of the Surviving Spouse is age 81 or greater on the date the Flexible Fixed Deferred Annuity Contract or Single Fixed Deferred Annuity Contract (Spousal Continuation) is issued, the fee set forth in the preceding paragraph shall not apply. Instead, the fee will be as follows:

Option 1.

(i)	1.3% of aggregate deposits, exclusive of the death benefit transferred from the deceased spouse’s original Flexible Fixed Deferred Annuity Contract or the Single Fixed Deferred Annuity Contract; aggregate purchase payments in excess of $1,000,000 require a separate written agreement with the Home Office.

(ii)	0.15% of the Account Value for the first and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Flexible Fixed Deferred Annuity Contract or the Single Fixed Deferred Annuity Contract (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

Option 2.

(i)	0.40% of aggregate deposits, exclusive of the death benefit transferred from the deceased spouse’s original Flexible Fixed Deferred Annuity Contract or the Single Fixed Deferred Annuity Contract (Spousal Continuation); aggregate purchase payments in excess of $1,000,000 require a separate written agreement with the Home Office.

(ii)	0.55% of the Account Value for the first and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Flexible Fixed Deferred Annuity Contract or the Single Fixed Deferred Annuity Contract (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

5. Single Fixed Deferred Annuity Contracts *

(a)	Where Broker has been appointed and is acting as servicing Broker for an individual fixed annuity known as the Single Fixed Deferred Annuity Contract (Policy Form SPDA-05 or any variation thereof) (a policy on any such form being hereinafter called a “Single Fixed Deferred Annuity Contract”, respectively), Broker shall receive a fee while this a for placing or servicing each Single Fixed Deferred Annuity Contract by selecting the fees under Option 1 or Option 2, as outlined below. If no option is selected, the default will be Option 1. Such fee shall be payable only if the purchase payment on which the fee is based is paid before termination of this agreement.

(b)	Option 1

(i) 5.5% of aggregate purchase payments in the year the contract is issued.

(c)	Option 2

(i) 3.0 % of aggregate purchase payments up to $1,000,000 per Contract; aggregate purchase payments in excess of $1,000,000 require a separate written agreement with the Home Office.

0.500% of the Account Value, for the second and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the first Contract anniversary and payable at the end of each calendar quarter.

(d)	Compensation for Issue Ages 81-85 If the Issue Age of the Annuitant or Contractowner (other than the trustee of Qualified Plan) is age 81 or over on the date the Single Fixed Deferred Annuity Contract is issued, the fee set forth in the preceding paragraph shall not apply. Instead, the fee will be as follows:

Option 1.

(i) 2.75% of aggregate purchase payments in the year the contract is issued.

Option 2.

(i) 1.0% of aggregate purchase payments all contract years up to $1,000,000 per Contract; aggregate purchase payments in excess of $1,000,000 require a separate written agreement with the Home Office.

(ii) 0.50% of the Account Value, for the second and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the first Contract anniversary and payable at the end of each calendar quarter.

6. Single Premium Immediate Annuities

Subject to the conditions and limitations of the Broker’s Selling Agreement and this Schedule, Broker shall be paid a fee for placing a Single Premium Immediate Annuity Contracts equal to 4% of the single premium received under such contract.

7. Pennant Select™*

During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be paid a fee for soliciting applications and servicing the Pennant Select Individual Variable and Fixed Annuity Contracts Policy Form VAA-98, and any variation thereof, (a policy on any such form being hereinafter called a “Pennant Select Annuity Contract”), that are placed in force before termination of this agreement. With respect to each Pennant Select Annuity Contract, Broker-Dealer may elect to receive fees under Option 1, 2 or 3. If no option is selected the default will be Option 1. Once each policy is in force, no changes will be permitted to the choice of compensation.

A.	Option 1

(a)	7.00% of aggregate purchase payments. If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 80 on the date the Pennant Select contract is issued, the fee shall be 4.20% of aggregate purchase payments. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

B.	Option 2

(a)	For Pennant Select Annuity Contracts placed in force before May 1, 2001,

(i) 6.70% of aggregate purchase payments. If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 80 on the date the Pennant Select contract is issued, the fee shall be 4.00% of aggregate purchase payments. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(ii) 0.50% of the Account Value, for the eighth and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the eighth Contract anniversary and payable at the end of each calendar quarter.

(b)	For Pennant Select Annuity Contracts placed in force on and after May 1, 2001,

(i) 3.70% of aggregate purchase payments. If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 80 on the date the Pennant Select contract is issued, the fee shall be 2.20% of aggregate purchase payments. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(ii) (A) 0.50% of the Account Value, for the second through seventh contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the seventh Contract anniversary year and payable at the end of each calendar quarter and (B) 1.00% of the Account Value, for the eighth and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the eighth Contract anniversary and payable at the end of each calendar quarter.

C.	Option 3

(a)	For Pennant Select Annuity Contracts placed in force before May 1, 2001,

(i)	5.85% of aggregate purchase payments. If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 80 on the date the Pennant Select contract is issued, the fee shall be 3.50% of aggregate purchase payments. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(ii)	(A) 0.20% of the Account Value, for the second through seventh contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the first Contract anniversary year and payable at the end of each calendar quarter and (B) 0.50% of the Account Value, for the eighth and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the eighth Contract anniversary and payable at the end of each calendar quarter.

(b)	For Pennant Select Annuity Contracts placed in force on and after May 1, 2001,

(i)	1.75% of aggregate purchase payments. If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 80 on the date the Pennant Select contract is issued, the fee shall be 1.05% of aggregate purchase payments. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(ii)	1.00% of the Account Value, for the second and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the second Contract anniversary year and payable at the end of each calendar quarter.

8. Pennant Select™ Sold Under Spousal Continuation Endorsement*

During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be paid a fee for soliciting applications and servicing Pennant Select Individual Variable and Fixed Annuity Contracts (Contract Form VAA-98), and any variation thereof, issued under Penn Mutual’s Spousal Continuation Endorsement (hereinafter referred to as “Pennant Select (Spousal Continuation) Contract”), that are placed in force before termination of this agreement. With respect to each Pennant Select (Spousal Continuation) Contract, Broker-Dealer will receive fees under Option 1, 2 or 3 based on the election made for the deceased spouse’s contract. No changes will be permitted to the choice of compensation.

A.	Option 1

(a) 7.00% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Pennant Select Contract. If the surviving spouse is over age 80 on the date the surviving spouse’s Pennant Select (Spousal Continuation) Contract is issued, the fee shall be 4.20% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Pennant Select Contract. Aggregate purchase payments in excess of $2,000,000 require a separate written agreement with Penn Mutual.

(b) 0.25% of the Account Value for the first and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Pennant Select (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

B.	Option 2

(a)	3.70% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Pennant Select Contract. If the surviving spouse is over age 80 on the date the surviving spouse’s Pennant Select (Spousal Continuation) Contract is issued, the fee shall be 2.20% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Pennant Select Contract. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(b)	0.75% of the Account Value for the first through seventh contract years and 1.25% for eighth and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Pennant Select (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

C.	Option 3

(a)	1.75% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Pennant Select Contract. If the surviving spouse is over age 80 on the date the surviving spouse’s Pennant Select (Spousal Continuation) Contract is issued, the fee shall be 1.05% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Pennant Select Contract. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(b)	1.25% of the Account Value for the first and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Pennant Select (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

9. Enhanced Credit Variable Annuity and Olympia XT Advisor*

During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be paid a fee for soliciting applications and servicing Contracts of Penn Mutual, known as the Enhanced Credit Variable Annuity Contract or Olympia XT Advisor Annuity Contract (Policy Forms BVA-00, BAAA-02 and any variation thereof ),that is placed in force before termination of the Agreement. With respect to each Enhanced Credit Variable Annuity Contract or Olympia XT Advisor Annuity Contract, Broker Dealer may elect to receive fees under Option 1, 2 or 3. If no option is selected, the default will be Option 1. Once each Contract is in force, no changes will be permitted to the choice of compensation.

A.	Option 1

(a)	5.5% of aggregate purchase payments up to $2,000,000 per contract (4.5% if purchase payment on the initial application is $2,000,000 or more). If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 80 on the date the Olympia XT contract is issued, the fee shall be 2.20% of aggregate purchase payment up to $2,000,000 per contract. (1.80% if purchase payment on the initial application is $2,000,000 or more). Aggregate purchase payment in excess of $2,000,000 require separate written agreement with Penn Mutual.

B.	Option 2

(a)	3.65% of aggregate purchase payments up to $2,000,000 per contract (2.65% if purchase payment on the initial application is $2,000,000 or more). If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 80 on the date the Olympia XT contract is issued, the fee shall be 1.45% of aggregate purchase payment up to $2,000,000 per contract. (1.05% if purchase payment on the initial application is $2,000,000 or more). Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(b)	0.25% of Account Value, for the second through ninth contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the first Contract anniversary year and payable at the end of each calendar quarter.

(c)	0.50% of Account Value, for the tenth and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the tenth Contract anniversary year and payable at the end of each calendar quarter.

C.	Option 3

(a)	2.50% of aggregate purchase payments up to $2,000,000 per contract (1.50% if purchase payment on the initial application is $2,000,000 or more). If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 80 on the date the Olympia XT contract is issued, the fee shall be 1.00% of aggregate purchase payment up to $2,000,000 per contract (0.60% if purchase payment on the initial application is $2,000,000 or more). Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(b)	0.35% of Contract Value, for the second through ninth contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first quarter following the first Contract anniversary year and payable at the end of each calendar quarter.

(c)	1.00% of Contract Value, for the tenth and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the tenth Contract anniversary year and payable at the end of each calendar quarter.

10. Penn Freedom™ and Penn Freedom Advisor™ Annuity Contracts*

During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be paid a fee for soliciting applications and servicing the Penn Freedom Individual Variable and Fixed Annuities Contracts – Flexible Purchase Payments, (Policy Forms LVA-01, LAAA-02 and any variation thereof), (a policy on any such form being hereinafter called a “Penn Freedom or Penn Freedom Advisor Annuity Contract”), that are placed in force before termination of this agreement. With respect to each Penn Freedom or Penn Freedom Advisor Annuity Contract, Broker-Dealer may elect to receive fees under Option 1 or 2. If no option is selected the default will be Option 1. Once each policy is in force, no changes will be permitted to the choice of compensation.

A.	Option 1

(a)	5.00% of aggregate purchase payments during the first contract year, 4.25% of aggregate purchase payments during the second contract year, 3.5% of aggregate purchase payments during the third policy year, 2.75% of aggregate purchase payments during the fourth contract year and 1.00% of aggregate purchase payments during the fifth and later contract years . If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 80 on the date the Penn Freedom or Penn Freedom Advisor contract is issued, the fee shall be 3.00% of aggregate purchase payment during the first policy year, 2.55% of aggregate purchase payments during the second contract year, 2.10% of aggregate purchase payments during the third contract year, 1.65% of aggregate purchase payments during the fourth contract year and 0.60% of aggregate purchase payments during the fifth and later contract years. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(b)	1.15% of the Account Value for the fifth and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the fifth Contract anniversary and payable at the end of each calendar quarter.

B.	Option 2

(a)

3.00% of aggregate purchase payments during the first contract year, 2.25% of aggregate purchase payments during the second contract year, 1.75% of aggregate purchase payments during the third policy year, 1.5% of aggregate purchase payments during the fourth contract year and 1.00% of aggregate purchase payments during the fifth and later contract years. If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 80 on the date the Penn Freedom or Penn Freedom Advisor contract is issued, the fee shall be 1.80% of aggregate purchase payment during the first policy year, 1.35% of aggregate purchase payments during the second contract year, 1.05% of aggregate purchase payments during the third contract year, 0.90% of aggregate purchase payments during the fourth contract year and 0.60% of aggregate purchase payments during the fifth and later contract years. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(b)	1.00% of the Account Value, for the second through ninth contract years and 1.15% of the Account Value for the tenth later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the second Contract anniversary and payable at the end of each calendar quarter.

11. Penn Freedom™ and Penn FreedomAdvisor Sold Under Spousal Continuation Endorsement*

During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be paid a fee for soliciting applications and servicing Penn Freedom Individual Variable and Fixed Annuity Contracts Contracts – Flexible Purchase Payments, (Policy Forms LVA-01, LAAA-02 and any variation thereof), issued under Penn Mutual’s Spousal Continuation Endorsement (hereinafter referred to as “Penn Freedom or Penn Freedom Advisor (Spousal Continuation) Contract”), that are placed in force before termination of this agreement. With respect to each Penn Freedom or Penn Freedom Advisor (Spousal Continuation) Contract, Broker-Dealer will receive fees under Option 1 or 2 based on the election made for the deceased spouse’s contract. No changes will be permitted to the choice of compensation.

A.	Options 1 and 2

(a)	1.00% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Penn Freedom Contract. Aggregate purchase payments in excess of $2,000,000 require a separate written agreement with Penn Mutual. . If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 80 on the date the Pennant Select contract is issued, the fee shall be 0.6% of aggregate purchase payments.

(b)	1.30% of the Account Value for the first and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Penn Freedom (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

12. Retirement Planner Annutiy™

During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be paid a fee for soliciting applications and servicing the Retirement Planner Individual Variable and Fixed Annuity Contracts (Policy Form DIV3-04), and any variation thereof, (a policy on any such form being hereinafter called a “Retirement Planner Annuity Contract”), that are placed in force before termination of this agreement. With respect to each Pennant Select Annuity Contract, Broker-Dealer may elect to receive fees under Option 1, 2 or 3. If no option is selected the default will be Option 1. Once each policy is in force, no changes will be permitted to the choice of compensation. The maximum issue age for Retirement Plan Annuity is 80.

A.	Option 1

(i) 6.00% of aggregate purchase payments during the first contract year, 2.9% of aggregate purchase payments during the second and later contract years. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

B.	Option 2

(i) 2.75% of aggregate purchase payments during the first contract year,1.4% of aggregate purchase payments during the second and later contract years. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(ii) 0.40% of the Account Value, for the second and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the first Contract anniversary and payable at the end of each calendar quarter.

C.	Option 3

(i) 3.85% of aggregate purchase payments during the first and later contract years.

13. Retirement Planner™ Sold Under Spousal Continuation Endorsement

During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be paid a fee for soliciting applications and servicing Retirement Planner Individual Variable and Fixed Annuity Contracts (Policy Form DIV3-04), and any variation thereof, issued under Penn Mutual’s Spousal Continuation Endorsement (hereinafter referred to as “ Retirement Planner (Spousal Continuation) Contract”), that are placed in force before termination of this agreement. With respect to each Retirement Planner (Spousal Continuation) Contract, Broker-Dealer will receive fees under Option 1, 2 or 3 based on the election made for the deceased spouse’s contract. No changes will be permitted to the choice of compensation.

A.	Option 1

(b)	2.90% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Retirement Planner Contract. If the surviving spouse is over age 80 on the date the surviving spouse’s Retirement Planner (Spousal Continuation) Contract is issued, the fee shall be 1.20% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Retirement Planner Contract. Aggregate purchase payments in excess of $2,000,000 require a separate written agreement with Penn Mutual.

(b)	0.15% of the Account Value for the first and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Retirement Planner (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

B.	Option 2

(a)	1.4% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Retirement Planner Contract. If the surviving spouse is over age 80 this option is not available. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(b)	0.55% of the Account Value for the first and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Retirement Planner (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

C.	Option 3

(a)	3.5% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Retirement Planner Contract. If the surviving spouse is over age 80 on the date the surviving spouse’s Retirement Planner (Spousal Continuation) Contract is issued, the fee shall be 1.7% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Retirement Planner Contract. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(b)	0.15% of the Account Value for the first and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Retirement Planner (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter but only if the surviving spouse is less than age80 on the date the surviving spouse’s Retirement Planner (Spousal Continuation) Contract is issued.

14. Inflation Protector Variable Annuity™

Rates effective for purchase payments received on or after May 7, 2012

During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be paid a fee for soliciting applications and servicing the Inflation Protector Variable Annuity Contracts (Policy Form ICC10-LVA and ICC10-GLWB, and any variation thereof), (a policy on any such form being hereinafter called an “Inflation Protector Annuity Contract”), that are placed in force before termination of this agreement. With respect to each Inflation Protector Annuity Contract, Broker-Dealer may elect to receive fees under Option 1 or 2. If no option is selected the default will be Option 1. Once each policy is in force, no changes will be permitted to the choice of compensation. The maximum issue age for Inflation Protector is 80 (85 for a joint contract if joint annuitant is younger than 80).

A. Option 1

(i) 6.00% of aggregate purchase payments up to $2,000,000 per contract. If the Annuitant or Contract owner is over age 80 on the date the Inflation Protector Variable Annuity contract is issued, the fee shall be 3.50% of aggregate purchase payments up to $2,000,000 per contract. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(ii) 1.00% of the Account Value for the fifth and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the fifth Contract anniversary and payable at the end of each calendar quarter.

B. Option 2

(i) 4.00% of aggregate purchase payments up to $2,000,000 per contract. If the Annuitant or Contract owner is over age 80 on the date the Inflation Protector Variable Annuity contract is issued, the fee shall be 2.30% of aggregate purchase payments up to $2,000,000 per contract. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(ii) 1.00% of the Account Value, for the second and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the first Contract anniversary and payable at the end of each calendar quarter.

15. Inflation Protector Variable Annuity™ Spousal Continuation

Rates effective for purchase payments received on or after May 7, 2012

During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be paid a fee for soliciting applications and servicing the Inflation Protector Variable Annuity Contracts (Policy Form ICC10-LVA and ICC10-GLWB, and any variation thereof), (a policy on any such form being hereinafter called an “Inflation Protector Annuity Spousal Continuation Contract”), that are placed in force before termination of this agreement. With respect to each Inflation Protector Annuity Spousal Continuation Contract, Broker-Dealer may elect to receive fees under Option 1 or 2. If no option is selected the default will be Option 1. Once each policy is in force, no changes will be permitted to the choice of compensation. The maximum issue age for Inflation Protector is 80 (85 for a joint contract if joint annuitant is younger than 80).

Option 1:

(a) 6.00% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Inflation Protector Contract. Aggregate purchase payments in excess of $2,000,000 require a separate written agreement with Penn Mutual. If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 80 on the date the Inflation Protector Variable Annuity Contract is issued, the fee shall be 3.50% of aggregate purchase payments.

(b) 0.25% of the Account Value for the first through fourth contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Inflation Protector (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

(c) 1.25% of the Account Value for the fifth and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Inflation Protector (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

Option 2:

(a) 4.00% of aggregate purchase payments, exclusive of the death benefit transferred from the deceased spouse’s original Inflation Protector Contract. Aggregate purchase payments in excess of $2,000,000 require a separate written agreement with Penn Mutual. If the Annuitant or Contractowner (other than a trustee of a qualified plan) is over age 80 on the date the Inflation Protector (Spousal Continuation) Contract contract is issued, the fee shall be 2.30% of aggregate purchase payments.

(b) 0.25% of the Account Value for the first contract year, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Inflation Protector (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

(c) 1.25% of the Account Value for the second and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the Inflation Protector (Spousal Continuation) Contract issue date and payable at the end of each calendar quarter.

16. Smart Foundation Variable Annuity (B-share)™

During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be paid a fee for soliciting applications and servicing the Smart Foundation Variable Annuity Contracts (Policy Form ICC11-VA-C with ICC11-CS.B-C, and any variation thereof), (a policy on any such form being hereinafter called an “ Smart Foundation Variable Annuity Contract”), that are placed in force before termination of this agreement. With respect to each Smart Foundation Annuity Contract, Broker-Dealer may elect to receive fees under Option 1 or 2. If no option is selected the default will be Option 1. Once each policy is in force, no changes will be permitted to the choice of compensation. The maximum issue age for Smart Foundation Variable Annuity (B-Share) 80 (85 for a joint contract if joint annuitant is younger than 80).

A. Option 1

(i) 7.00% of aggregate purchase payments up to $2,000,000 per contract. If the Annuitant or Contract owner is over age 80 on the date the Smart Foundation Variable Annuity contract is issued, the fee shall be 3.50% of aggregate purchase payments up to $2,000,000 per contract. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

B. Option 2

(i) 2.00% of aggregate purchase payments up to $2,000,000 per contract. If the Annuitant or Contract owner is over age 80 on the date the Smart Foundation Variable Annuity contract is issued, the fee shall be 1.00% of aggregate purchase payments up to $2,000,000 per contract. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(ii) 1.00% of the Account Value, for the second and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the first Contract anniversary and payable at the end of each calendar quarter.

17. Smart Foundation Flex Variable Annuity (L-share)™

During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be paid a fee for soliciting applications and servicing the Smart Foundation Variable Annuity Contracts (Policy Form ICC11-VA-C with ICC11-CS.L-C, and any variation thereof), (a policy on any such form being hereinafter called an “ Smart Foundation Flex Variable Annuity Contract”), that are placed in force before termination of this agreement. With respect to each Smart Foundation Annuity Contract, Broker-Dealer may elect to receive fees under Option 1 or 2. If no option is selected the default will be Option 1. Once each policy is in force, no changes will be permitted to the choice of compensation. The maximum issue age for Smart Foundation Variable Annuity (B-Share) 80 (85 for a joint contract if joint annuitant is younger than 80).

A. Option 1

(i) 6.00% of aggregate purchase payments up to $2,000,000 per contract. If the Annuitant or Contract owner is over age 80 on the date the Smart Foundation Variable Annuity contract is issued, the fee shall be 3.00% of aggregate purchase payments up to $2,000,000 per contract. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(ii) 1.00% of the Account Value, for the fifth and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the fifth Contract anniversary and payable at the end of each calendar quarter.

B. Option 2

(i) 4.00% of aggregate purchase payments up to $2,000,000 per contract. If the Annuitant or Contract owner is over age 80 on the date the Smart Foundation Variable Annuity contract is issued, the fee shall be 2.00% of aggregate purchase payments up to $2,000,000 per contract. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(ii) 1.00% of the Account Value, for the second and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the first Contract anniversary and payable at the end of each calendar quarter.

18. Smart Foundation Plus Variable Annuity (Bonus)™

During the period the Broker-Dealer Selling Agreement is in effect, and subject to and in accordance with the provisions thereof, Broker-Dealer shall be paid a fee for soliciting applications and servicing the Smart Foundation Plus Variable Annuity Contracts (Policy Form ICC11-VA-C with ICC11-XVA-C and ICC11-CS.X-C, and any variation thereof), (a policy on any such form being hereinafter called an “ Smart Foundation Plus Variable Annuity Contract”), that are placed in force before termination of this agreement. With respect to each Smart Foundation Plus Variable Annuity Contract, Broker-Dealer may elect to receive fees under Option 1 or 2. If no option is selected the default will be Option 1. Once each policy is in force, no changes will be permitted to the choice of compensation. The maximum issue age for Smart Foundation Variable Annuity (B-Share) 80 (85 for a joint contract if joint annuitant is younger than 80).

A. Option 1

(i) 6.00% of aggregate purchase payments up to $2,000,000 per contract. If the Annuitant or Contract owner is over age 80 on the date the Smart Foundation Plus Variable Annuity contract is issued, the fee shall be 3.00% of aggregate purchase payments up to $2,000,000 per contract. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

B. Option 2

(i) 2.75 of aggregate purchase payments up to $2,000,000 per contract. If the Annuitant or Contract owner is over age 80 on the date the Smart Foundation Plus Variable Annuity contract is issued, the fee shall be 1.25% of aggregate purchase payments up to $2,000,000 per contract. Aggregate purchase payments in excess of $2,000,000 require separate written agreement with Penn Mutual.

(ii) 0.35% of the Account Value, for the second through ninth contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the first Contract anniversary and payable at the end of each calendar quarter and 1.00% of the Account Value, for the tenth and later contract years, calculated on a quarterly basis and paid at a quarter of the stated rate, and commencing with the first calendar quarter following the tenth Contract anniversary and payable at the end of each calendar quarter.

19. Replacement of Penn Mutual Polices

It is against Penn Mutual’s procedures to replace Penn Mutual policies or contracts, either within Penn Mutual or with products of another company. By accepting compensation for the sale of a Penn Mutual product, Broker-Dealer agrees to make every effort to maintain all such products on the books of Penn Mutual and not to interfere with the contractual relationship between Penn Mutual and its policyholders and contractholders.

In the limited situations where Penn Mutual has approved an internal replacement, it is agreed that the compensation otherwise payable to Broker-Dealer for any policy will be reduced in accordance with the replacement control program of Penn Mutual in effect at the time such policy is placed in force. It is anticipated that such replacement control program may be changed from time to time as to policies placed in force after such change.

20. Changes in Compensation

Penn Mutual may change the rate or terms of payment of commissions or fees payable to Broker-Dealer under this agreement as to policies placed in force by Broker-Dealer after providing notice. Notice may include publication on the producer’s portion of Penn Mutual’s website. Broker-Dealer is deemed to accept the terms of any updated commission schedule with submission of any business or effecting any transaction after the effective date of the amended/updated payment schedule. In addition, Penn Mutual reserves the right to change compensation without notice if required to do so to comply with state insurance department filings and requirements.

21. Compensation Reduction

Broker-Dealer hereby recognizes that any compensation reduction or other chargeback of commissions resulting from a policy or contract sold by agent being unwound or not taken constitutes a debt from Broker-Dealer to Penn Mutual. It is anticipated that any such debt will be paid by charging such debt back against compensation otherwise payable pursuant to Broker-Dealer’s Contract, but if there is no such compensation against which the debt can be set off, or if such compensation is insufficient, Broker-Dealer hereby agrees to pay to Penn Mutual the amount owed pursuant hereto, or the balance remaining thereof and agrees to pay same upon 10 days written notice that such payment is due.

While this Schedule A is intended to be as complete as possible, Broker-Dealer and Penn Mutual recognize and agree that compensation on certain products may be reduced to account for varying riders that an applicant may elect and to account for variations in applicant’s age or other underwriting factors at time of issue. If this Schedule A differs from the compensation filed and approved by any state where it is licensed to do business, Penn Mutual will pay compensation in accordance with each state’s product approval.

22. Compensation Chargebacks

Unless otherwise stated in the sections above, a 100% percent of total compensation (including expense allowance, if any) will be charged back for lapses, surrenders or if a policy is unwound during the first policy or contract year and during the 12 policy/contract months following an increase or following each purchase payment for a non-life contract.

23. Policy Delivery Receipt

It is agreed that the Broker-Dealer shall be responsible for obtaining a signed policy delivery receipt in accordance with Company policy.

*	No longer accepting new sales

PM5749

May 2012